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                                                                    EXHIBIT 21.1

PAXAR CORPORATION SUBSIDIARIES

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

            COMPANY                                                               JURISDICTION OF ORGANIZATION
            -------                                                               --------------------------------
            Paxar International, Inc...........................................   U. S. Virgin Islands
            Paxar Capital Corporation..........................................   New York
            Paxar do Brasil, Ltda..............................................   Brazil
            Paxar U.K. Ltd.....................................................   United Kingdom
            Paxar Iberia S.A...................................................   Spain
            Paxa Italia S.r.l..................................................   Italy
            Paxar Deutschland, GmbH............................................   Germany
            Paxar Polska Sp.zo.o...............................................   Poland
            Paxar Far East Ltd.................................................   Hong Kong
            Paxar (Singapore) Pte. Ltd.........................................   Singapore
            Paxar de Colombia..................................................   Colombia
            T.I.E. S.r.l.......................................................   Italy
            Astria S.r.l.......................................................   Italy
            Collitex S.R.l. ...................................................   Italy
            Orvac S.r.l........................................................   Italy
            Orvac Sud S.r.l....................................................   Italy
            Paxar Benelux BvbA.................................................   Belgium
            Paxar B.V..........................................................   Netherlands
            Paxar Graphics Limited.............................................   United Kingdom
            Monarch Marking Systems, Inc.......................................   Delaware
            Paxar International Holdings, Inc..................................   Delaware
            Monarch Marking Systems (S.E.A.) Pte. Ltd. (Singapore).............   Singapore
            Paxar France, S.A..................................................   France
            Monarch Marking Systems Deutschland Gmbh...........................   Germany
            Paxar Canada, Inc..................................................   Canada
            Paxar Australia Pty. Limited.......................................   Australia
            Paxar de Mexico S.A. de C.V........................................   Mexico
            Monarch Marking Systems Holdings Limited...........................   United Kingdom
            Paxar Holdings France, S.A.........................................   France
            Monarch Marking Systems Malaysia SDN BHD...........................   Malaysia
            Teslo Tekstil Urunleri Sanayii ve Ticaret A.S......................   Turkey
            Edmond Printing (PANYU) Limited....................................   China
            Ferguson Asia Limited..............................................   Hong Kong
            Paxar Lanka (Private) Limited......................................   Sri Lanka
            Paxar Honduras S.A. ...............................................   Honduras
            Paxar Dominicana S.A. .............................................   Dominican Republic
            Paxar New Zealand Ltd. ............................................   New Zealand

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